Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCCF) www.occfiber.com

AT THE COMPANY:

Neil Wilkin President & CEO (540) 265-0690 investorrelations@occfiber.com	Tracy Smith Senior Vice President & CFO (540) 265-0690 investorrelations@occfiber.com

Tom Hazelton General Manager, Applied Optical Systems (540) 265-0690 sales@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel (212) 355-4449 ext. 127 asiegel@joelefrank.com	Aaron Palash (212) 355-4449 ext. 103 apalash@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION’S RECENTLY ACQUIRED SUBSIDIARY

PREVAILS IN MAJOR PATENT INFRINGEMENT LAWSUIT

Jury Finds that Applied Optical Systems’

Fiber-Optic Connector Designs Do Not Infringe on Patent

ROANOKE, VA, November 23, 2009 – Optical Cable Corporation (Nasdaq GM: OCCF) (“OCC”) today announced that Applied Optical Systems, Inc. (“AOS”), a wholly owned subsidiary of OCC, has prevailed in a major patent infringement lawsuit brought in November 2006, by Amphenol Fiber Systems International (“FSI”), a subsidiary of Amphenol Corporation (NYSE: APH). OCC acquired AOS on October 31, 2009, as previously announced.

The jury in the U.S. District Court for the Eastern District of Texas unanimously determined, that an AOS’ fiber-optic connector design does not infringe on FSI’s U.S. Patent 6,305,849. The jury decision follows an earlier U.S. District Court ruling, which similarly found that two other AOS fiber-optic connector designs do not infringe on the patent as a matter of law. The result marks a complete verdict in favor of AOS, the defendant in the lawsuit.

Optical Cable Corp. – Subsidiary Prevails in Patent Lawsuit

The fiber optic connectors at issue are predominately used in military and other harsh environment applications, and include a four-channel second generation tactical fiber optic cable assembly (or TFOCA) connector design that has been a reliable standard for the U.S. military and allied militaries for a number of years.

“OCC acquired AOS to enhance the integrated fiber optic and copper datacom cabling and connectivity solutions we provide in our targeted markets. The favorable resolution of this lawsuit advances that strategy, permitting OCC to pair AOS’ innovative and unique fiber optic connectivity products with OCC’s field-proven fiber optic cabling products for military and other harsh environment applications,” stated Neil Wilkin, President and Chief Executive Officer of Optical Cable Corporation.

“We are pleased with the decision of the jury, which is consistent with the Court’s earlier ruling and validates our long-held position that AOS’ product offerings are well outside the scope of the patent,” stated Tom Hazelton, President and General Manager of Applied Optical Systems, Inc.

The findings in the U.S. District Court clear the way for AOS to continue to manufacture and distribute its two military specification compliant four-channel TFOCA-style fiber optic connectors (TFOCA/16 CCTA10B31 and TFOCA/16 CCAA10B31 which comply with the U.S. Department of Defense’s MIL-PRF-83526/16 and /17 specifications), as well as its EZ-MATE™ connectors, which is designed for other harsh environment applications.

Still pending before the U.S. District Court for the Eastern District of Texas are AOS’ allegations against FSI for improper use of the litigation and the patent in violation of U.S. anti-trust laws.

Munck Carter, LLP, a Texas-based patent litigation firm, represented AOS in the patent infringement case in the U.S. District Court for the Eastern District of Texas, Fiber Systems International Inc. v. Applied Optical Systems Inc, (2:06-cv-00473).

About Applied Optical Systems, Inc.

Applied Optical Systems, Inc. designs, develops and manufactures a broad range of specialty fiber optic connectors and connectivity solutions primarily for use in military and other harsh environment applications. Founded in 2003, Applied Optical Systems has offices and a MIL-STD-790F certified manufacturing facility located in Plano, Texas, near Dallas. Applied Optical Systems is a wholly owned subsidiary of Optical Cable Corporation (Nasdaq GM: OCCF).

Further information about AOS is available on the Internet at www.appliedopticalsystems.com.

About Optical Cable Corporation

Optical Cable Corporation is a leading manufacturer of a broad range of fiber optic and copper data communications cabling and connectivity solutions primarily for the enterprise market,

Optical Cable Corp. – Subsidiary Prevails in Patent Lawsuit

offering an integrated suite of high quality, warranted products which operate as a system solution or seamlessly integrate with other providers’ offerings. OCC’s product offerings include designs for uses ranging from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining and broadcast applications. OCC products include fiber optic and copper cabling, fiber optic and copper connectors, specialty fiber optic and copper connectors, fiber optic and copper patch cords, racks, cabinets, datacom enclosures, patch panels, face plates, multi-media boxes, and other cable and connectivity management accessories, and are designed to meet the most demanding needs of end-users, delivering a high degree of reliability and outstanding performance characteristics.

OCC is internationally recognized for pioneering the design and production of fiber optic cables for the most demanding military field applications, as well as of fiber optic cables suitable for both indoor and outdoor use, and creating a broad product offering built on the evolution of these fundamental technologies. OCC also is internationally recognized for its role in establishing copper connectivity data communications standards, through its innovative and patented technologies.

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices and manufacturing and warehouse facilities located both in Roanoke, Virginia and near Asheville, North Carolina. OCC primarily manufactures its high quality fiber optic cables at its ISO 9001:2008 registered and MIL-STD-790F certified facility located in Roanoke, Virginia and its high quality commercial connectivity products at its ISO 9001:2000 registered facility located near Asheville, North Carolina.

Further information about OCC is available on the Internet at www.occfiber.com.

Optical Cable Corporation, OCC, Superior Modular Products, SMP Data Communications, Applied Optical Systems, and all associated logos are trademarks of Optical Cable Corporation.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning the Company’s outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to variables, uncertainties, contingencies and risks that may cause actual events to differ materially from the Company’s expectations. Additionally, such variables, uncertainties, contingencies and risks may adversely affect the Company and the Company’s future results of operation and future financial condition. Factors that could cause or contribute to such differences from the Company’s expectations or could adversely affect the Company, include, but are not limited to: the level of sales to key customers, including distributors; timing of certain projects and purchases by key customers; the economic conditions

Optical Cable Corp. – Subsidiary Prevails in Patent Lawsuit

affecting network service providers; corporate and/or government spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber, copper, gold and other precious metals, and plastics and other materials affected by petroleum product pricing); fluctuations in transportation costs; the Company’s dependence on customized equipment for the manufacture of its products and a limited number of production facilities; the Company’s ability to protect its proprietary manufacturing technology; the Company’s ability to replace royalty income as existing patented and licensed products expire by developing and licensing new products; market conditions influencing prices or pricing; the Company’s dependence on a limited number of suppliers; the loss of or conflict with one or more key suppliers or customers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against the Company; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting the Company; technological changes and introductions of new competing products; changes in end-user preferences for competing technologies, relative to the Company’s product offering; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; changes in demand of our products from certain competitors for which we provide private label connectivity products; terrorist attacks or acts of war, and any current or potential future military conflicts; changes in the level of military spending by the United States government; ability to retain key personnel; inability to recruit needed personnel; poor labor relations; the inability to successfully integrate the operations of the Company’s new subsidiaries; the impact of changes in accounting policies, including those by the Securities and Exchange Commission and the Public Company Accounting Oversight Board; the Company’s ability to continue to successfully comply with, and the cost of compliance with, the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or any revisions to that act which apply to the Company; the impact of changes and potential changes in federal laws and regulations adversely affecting our business and/or which result in increases in our direct and indirect costs as we comply with such laws and regulations; impact of future consolidation among competitors and/or among customers adversely affecting the Company’s position with its customers and/or its market position; actions by customers adversely affecting the Company in reaction to the expansion of its product offering in any manner, including, but not limited to, by offering products that compete with its customers, and/or by entering into alliances with, making investments in or with, and/or acquiring parties that compete with and/or have conflicts with customers of the Company; impact of weather or natural disasters in the areas of the world in which the Company operates and markets its products; economic downturns and/or changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which the Company operates and markets its products, and the Company’s success in managing the risks involved in the foregoing. The Company cautions readers that the foregoing list of important factors is not exclusive and the Company incorporates by reference those factors included in current reports on Form 8-K, in the annual report on Form 10-K for the fiscal year ended October 31, 2008, and/or in the Company’s other filings.

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